EXHIBIT 4.4

Fiscal and Paying Agency Agreement, dated as of November 16, 2000,

between People’s Bank and Bankers Trust Company as Fiscal and Paying Agent

EXECUTION COPY

FISCAL AND PAYING AGENCY AGREEMENT

Between

PEOPLE’S BANK,

Issuer

and

BANKERS TRUST COMPANY,

Fiscal and Paying Agent

Dated as of

November 16, 2000

9.875% Subordinated Notes

Due November 15, 2010

i

ii

This Fiscal and Paying Agency Agreement (this “Agreement”) is dated as of November 16, 2000 between PEOPLE’S BANK, a Connecticut state-chartered capital stock savings bank (the “Bank”), and BANKERS TRUST COMPANY, a banking organization organized under laws of the State of New York (the “Fiscal and Paying Agent”).

WHEREAS, the Bank has, by an Underwriting Agreement dated November 13, 2000, agreed to issue $150,000,000 aggregate principal amount of the Bank’s 9.875% Subordinated Notes due November 15, 2010 (the “Subordinated Notes”); and

WHEREAS, the Bank desires to appoint the Fiscal and Paying Agent as fiscal and paying agent of the Bank with respect to the preparation, authentication, delivery, registration and payment of the Subordinated Notes.

NOW, THEREFORE, the parties agree as follows;

ARTICLE I.

APPOINTMENT

Section 1.1 Appointment of Fiscal and Paying Agent. The Fiscal and Paying Agent is hereby appointed by the Bank as fiscal and paying agent for the Subordinated Notes on the terms and conditions specified in this Agreement, and the Fiscal and Paying Agent hereby accepts such appointment. The Bank hereby appoints the Fiscal and Paying Agent as registrar for the Subordinated Notes.

ARTICLE II.

THE SUBORDINATED NOTES

Section 2.1 Form of Subordinated Notes. The Subordinated Notes will be represented by one or more global certificates, each such certificate hereinafter called a “Global Subordinated Note.” All Global Subordinated Notes shall be registered in the name of a nominee of The Depository Trust Company (“DTC”), as Depository. All Global Subordinated Notes shall be in substantially the form attached hereto as Exhibit A and may have such appropriate insertions, omissions, variations or substitutions as are required or permitted by, and not inconsistent with, this Agreement, and may also have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with any applicable rules or regulations made pursuant thereto or with the rules or regulations of any securities exchange or governmental agency or as may, consistently herewith, be determined by the officers of the Bank executing such Global Subordinated Notes, as evidenced by their execution thereof. Beneficial interests in Global Subordinated Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC or its nominee and its participants.

Section 2.2 Certificates of Authorized Representatives of the Bank. The Bank shall furnish the Fiscal and Paying Agent with a certificate of the Bank certifying the incumbency and specimen signatures of representatives of the Bank authorized to instruct the Fiscal and Paying Agent regarding the completion and delivery of the Global Subordinated Notes (each, an “Authorized Representative”). Until the Fiscal and Paying Agent receives a subsequent incumbency certificate of the Bank, the Fiscal and Paying Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Representatives.

Section 2.3 Completion, Authentication and Delivery.

(a) All Global Subordinated Notes shall be issued and delivered in accordance with this Agreement, the Global Subordinated Notes and a letter of representations from the Bank and the Fiscal and Paying Agent to DTC dated as of the date hereof (the “Letter of Representations”). Notwithstanding the foregoing, the Fiscal and Paying Agent shall not be required to perform any duties on any day that is not a Business Day (as hereinafter defined). All instructions regarding the completion and delivery of Global Subordinated Notes shall be given by an Authorized Representative by telex, telecopy or other means acceptable to the Fiscal and Paying Agent. Upon receipt of instructions as described in the preceding sentence, the Fiscal and Paying Agent shall:

(1) complete a Global Subordinated Note or Notes representing one or more Subordinated Notes in accordance with such instructions;

(2) manually countersign and authenticate such Global Subordinated Note or Notes by any one of the officers or employees of the Fiscal and Paying Agent duly authorized and designated by it for such purpose; and

(3) deliver such Global Subordinated Note or Notes to DTC or pursuant to DTC’s instructions.

(b) If any Global Subordinated Note has been countersigned by one of the Fiscal and Paying Agent’s officers who was duly authorized for such purpose but who is not so designated at the time said Global Subordinated Note is to be paid, the Fiscal and Paying Agent is authorized and will pay the Global Subordinated Note notwithstanding that the authority of said officer has been terminated between the time of execution and the time of payment.

(c) In the event a discrepancy exists between the instructions as originally received by the Fiscal and Paying Agent and any subsequent written confirmation thereof, such original instructions will be deemed controlling if action has already been taken in reliance on such original instructions, provided that the Fiscal and Paying Agent gives notice to the Bank of such discrepancy promptly upon the receipt of such written confirmation.

(d) The Fiscal and Paying Agent may at any time request and shall be protected in acting upon the advice or opinion of its counsel (which includes in-house counsel) concerning its duties hereunder, and shall be free to act in good faith upon such advice or opinion, and shall be relieved of any liability under this Agreement in so acting.

(e) All instructions must be received by the Fiscal and Paying Agent by 11 a.m., New York City time, on the second Business Day preceding the original issue date as set forth in Section 2.6(c) or such shorter period as the Fiscal and Paying Agent may determine. For purposes hereof, the term “Business Day” shall mean any day that is not a Saturday or Sunday and that, in the City of New York, New York or the State of Connecticut, is not a day on which banking institutions are generally authorized or obligated by law to close.

(f) The Fiscal and Paying Agent shall incur no liability to the Bank in acting or refraining from taking any action hereunder upon instructions contemplated hereby which the recipient thereof believed in good faith to have been given by an Authorized Representative.

(g) Each instruction given to the Fiscal and Paying Agent in accordance with this Section 2.3 shall constitute a representation and warranty to the Fiscal and Paying Agent by the Bank that the issuance and delivery of the Global Subordinated Note or Global Subordinated Notes to which the instruction relates have been duly and validly authorized by the Bank, that such Global Subordinated Note or Global Subordinated Notes when completed, countersigned, authenticated and delivered pursuant hereto, will constitute valid and legally binding obligations of the Bank, and that the Fiscal and Paying Agent’s appointment to act for the Bank hereunder has been duly authorized by all necessary corporate action of the Bank.

(h) The Bank further represents and warrants to the Fiscal and Paying Agent that the Bank is free to enter into this Agreement and to perform the terms hereof.

Section 2.4 Denominations. Except as provided in Section 2.5(b), the Global Subordinated Notes shall be issuable only in book-entry form, without coupons, in denominations of $100,000 and any amount in excess thereof which is a whole multiple of $1,000. If Subordinated Notes are issued in definitive form, payment and other terms related to such Subordinated Notes will be as set forth on the face thereof.

Section 2.5 Proceeds of Sale of the Subordinated Notes; Issuance of Certificated Securities.

(a) Funds received in payment for Global Subordinated Notes issued by the Bank shall be credited to an account of the Bank, as instructed by the Bank.

(b) If at any time (i) DTC notifies the Bank in writing that it is unwilling or unable to continue as depository for the Global Subordinated Notes or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Bank within ninety days after the effective date of DTC’s ceasing to act as depository for the Subordinated Notes, (ii) the Bank, at its option, notifies the Fiscal and Paying Agent in writing that it elects to cause the issuance of Subordinated Notes in definitive form or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default (as defined in the Subordinated Notes) with respect to the Subordinated Notes, the Bank will execute, and the Fiscal and Paying Agent will, upon receipt of instructions in writing from the Bank, authenticate and deliver Subordinated Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Subordinated Notes then outstanding in exchange for such Global Subordinated Notes. Any such certificated Subordinated Notes will be issued in fully registered form to the persons designated by DTC as the beneficial owners thereof, without coupons, in denominations of $100,000 or any amount in excess thereof which is a whole multiple of $1,000. Such certificated Subordinated Notes may not subsequently be exchanged by a holder for Subordinated Notes in denominations of less than $100,000.

Section 2.6 Registration, Registration of Transfer and Exchange.

(a) The Fiscal and Paying Agent shall, so long as any of the Subordinated Notes remain outstanding, maintain all records as may be customary, including all forms of transfer for the Subordinated Notes and shall:

(i) Keep at its corporate trust office a register (the “Security Register”) in such form as the Fiscal and Paying Agent may determine, in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Subordinated Notes and registration of transfer thereof; and

(ii) Maintain records showing for each outstanding Subordinated Note the principal amount, maturity date, interest rate and other terms thereof, and all subsequent transfers and consolidations or exchanges; provided that the Fiscal and Paying Agent shall have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Subordinated Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and it shall be fully protected in acting or refraining from acting on any such information provided by DTC.

(b) All Subordinated Notes presented for registration of transfer shall be duly endorsed or be accompanied by a written instrument of transfer.

(c) Each Subordinated Note shall bear the original issue date of November 16, 2000 which shall remain the same for all Subordinated Notes subsequently issued upon registration of transfer, exchange or substitution of such original Subordinated Note regardless of the date of issuance of any such subsequently issued Subordinated Note.

Section 2.7 Persons Deemed Owners. Prior to due presentment of a Subordinated Note for registration of transfer, the Bank, the Fiscal and Paying Agent and any agent of the Bank or the Fiscal and Paying Agent may treat the person in whose name such Subordinated Note is registered as the owner of the Subordinated Note for the purpose of receiving payments of principal and interest, if any, and for all other purposes whatsoever, whether or not such Subordinated Note be overdue, and neither the Bank nor the Fiscal and Paying Agent shall be affected by notice to the contrary.

Section 2.8 Mutilated, Lost, Stolen or Destroyed Global Subordinated Notes. The Fiscal and Paying Agent shall effect the replacement of mutilated, lost, stolen or destroyed Global Subordinated Notes in accordance with the custom and usage of the financial industry.

Section 2.9 Subordinated Notes Acquired by the Bank. If the Bank shall acquire any of the Subordinated Notes, such acquisition shall not operate as a satisfaction of the indebtedness or rights represented by such Subordinated Notes unless and until the same are delivered or surrendered to the Fiscal and Paying Agent for cancellation.

Section 2.10 Repayment Prior to Maturity. The Subordinated Notes may not be repaid prior to maturity, either pursuant to an acceleration in an event of default, or otherwise without the prior written approval of the Federal Deposit Insurance Corporation (the “FDIC”).

Promptly after receipt of any notice of acceleration, the Bank will apply to the FDIC for prior written approval of repayment prior to maturity. In the event that the Bank obtains such prior written approval, the Bank shall notify the holders of Subordinated Notes and the Fiscal and Paying Agent of the consent of the FDIC and arrange for prompt repayment.

Section 2.11 Redemption. The Subordinated Notes may not be redeemed prior to maturity and no sinking fund will be provided for the Subordinated Notes.

Section 2.12 Waiver of Offset. If any owner of Subordinated Notes is a depository institution (as defined in the Federal Deposit Insurance Act, as amended), such holder shall be deemed to waive, for so long as it is a holder of Subordinated Notes, any right of offset with respect to the obligation evidenced by such Subordinated Notes against any funds, property or other assets of the Bank.

ARTICLE III.

THE FISCAL AND PAYING AGENT

Section 3.1 Payment of Subordinated Notes. Payment of the principal and interest payable on the date of maturity of any Subordinated Note will be made by wire transfer in immediately available funds to a bank account in the United States designated by the holder, upon presentation and surrender of such Subordinated Note at the office of the Fiscal and Paying Agent in New York, New York, or at such other place or places as the Fiscal and Paying Agent shall designate by notice to the holder, provided that such Subordinated Note is presented to the Fiscal and Paying Agent in time for the Fiscal and Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the date of maturity) will be made by check to the person entitled thereto, as such person’s address appears on the Security Register. The Fiscal and Paying Agent shall have no obligation to use its own funds for any such payment or for any other purpose pursuant to this Agreement.

Section 3.2 Information Regarding Amounts Payable. The Fiscal and Paying Agent shall, as soon as practicable after each record date for the payment of interest (other than interest payable at maturity) on the Subordinated Notes but not later than five days preceding the related interest payment date, notify the Bank of the interest to be paid on such Subordinated Note on the related interest payment date. In addition, by the 15th day of the month immediately preceding the month in which the Subordinated Notes will mature, the Fiscal and Paying Agent shall furnish to the Bank a list showing for each Subordinated Note issued by the Bank the principal and interest payable at maturity on each such Subordinated Note.

Section 3.3 Deposit of Funds. The Bank shall deposit by 11 a.m., New York City time, with the Fiscal and Paying Agent (i) on each interest payment date of the Subordinated Notes an amount in immediately available funds sufficient to pay the interest due on such date and (ii) on the maturity date of each such Subordinated Note an amount in immediately available funds sufficient to pay the principal of such Subordinated Note and the interest accrued thereon to such maturity date.

Section 3.4 Money for Subordinated Note Payments to Be Held in Trust.

(a) In acting under this Agreement and in connection with the Subordinated Notes, the Fiscal and Paying Agent is acting solely as agent of the Bank and does not assume any relationship of agency or trust for or with any of the holders of the Subordinated Notes, except that, subject to the provisions of subsection (b) of this Section 3.4, all money deposited with the Fiscal and Paying Agent pursuant to Section 3.3 shall be held by it in trust for the benefit of the holders of the Subordinated Notes entitled thereto until such money is paid to such holders of the Subordinated Notes in accordance with the provisions of the Subordinated Notes and this Agreement or otherwise disposed of as provided herein but such money need not be segregated from other funds except to the extent required by law.

(b) Any money deposited with the Fiscal and Paying Agent for the payment of the principal of or interest on any Subordinated Note that remains unclaimed for two years after such principal or interest has become due and payable shall be paid to the Bank, upon its written request, and holders of the Subordinated Notes shall thereafter, as unsecured general creditors, look only to the Bank for payment thereof, and all liability of the Fiscal and Paying Agent with respect to such money shall thereupon cease.

Section 3.5 Additional Responsibilities. Unless the Fiscal and Paying Agent has entered into a separate written agreement which specifically addresses the standard of care with respect to the duties discussed by this Section, if the Bank shall ask the Fiscal and Paying Agent to perform any duties not specifically set forth in this Agreement as duties of the Fiscal and Paying Agent (the “Additional Responsibilities”) and the Fiscal and Paying Agent chooses to perform such Additional Responsibilities, the Fiscal and Paying Agent shall be held to the same standard of care and shall be entitled to all the protective provisions (including, but not limited to, indemnification) set forth herein.

Section 3.6 Miscellaneous. Notwithstanding anything to the contrary herein,

(a) in paying Subordinated Notes hereunder, the Fiscal and Paying Agent shall be acting as a conduit and shall not be paying Subordinated Notes for its own account, and in the absence of written notice from the Bank to the contrary, the Fiscal and Paying Agent shall be entitled to assume that any Subordinated Note presented to it, or deemed presented to it, for payment, is entitled to be so paid;

(b) the Fiscal and Paying Agent may become a purchaser, holder, transferor or may otherwise own, hold or transfer any beneficial interest in any Subordinated Notes and may commence or join in any action which a beneficial owner of a Subordinated Note is entitled to take without any conflict with its responsibilities pursuant to this Agreement;

(c) the Fiscal and Paying Agent shall not be required to invest any funds delivered to it pursuant to this Agreement;

(d) the Fiscal and Paying Agent shall not be responsible for the correctness of any recital of any party other than the Fiscal and Paying Agent that is stated herein or in the Subordinated Notes or in any offering materials and makes no representations as to the validity of the Subordinated Notes and shall incur no responsibility in respect thereto;

(e) the Fiscal and Paying Agent shall be protected in acting or refraining from acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel, Officers’ Certificate (as hereinafter defined) or both), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons; and

(f) any action taken by the Fiscal and Paying Agent pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Subordinated Note shall be conclusive and binding upon all future holders of the same Subordinated Note and all Subordinated Notes issued in exchange therefor or in place thereof.

ARTICLE IV.

LIABILITY AND INDEMNIFICATION

Section 4.1 Liability. The Fiscal and Paying Agent’s duties are ministerial in nature and the Fiscal and Paying Agent shall not have any liability hereunder except in the case of its negligence or willful misconduct. The duties and obligations of the Fiscal and Paying Agent shall be determined by the express provisions of this Agreement and it shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against it Except for the obligations set forth in Section 6.8 hereof, the Fiscal and Paying Agent shall have no responsibility in the case of any default by the Bank in the performance of the covenants contained in the Subordinated Notes. The Fiscal and Paying Agent shall not be required to ascertain whether any issuance or sale of Subordinated Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Bank is a party (whether or not the Fiscal and Paying Agent is also a party to such other agreements).

Section 4.2 Indemnification. The Bank agrees to indemnify and hold harmless the Fiscal and Paying Agent, its officers, directors, employees and agents from and against all losses, liabilities, obligations, claims, damages, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable legal fees and expenses) relating to or arising out of its performance of the Fiscal and Paying Agent’s duties under this Agreement, except to the extent they are caused by the negligence or willful misconduct of the Fiscal and Paying Agent. These indemnification obligations shall survive the termination of this Agreement, including any termination pursuant to any applicable federal or state bankruptcy law, to the extent enforceable under applicable law, and shall survive the resignation or removal of the Fiscal and Paying Agent while remaining applicable to any action taken or omitted by the Fiscal and Paying Agent while acting pursuant to this Agreement.

Section 4.3 Officers’ Certificate. Any instruction given by the Bank to the Fiscal and Paying Agent under this Agreement shall be in the form of an Officers’ Certificate. For the purposes of this Agreement, “Officers’ Certificate” means a certificate signed by an Authorized Representative and delivered to the Fiscal and Paying Agent.

ARTICLE V.

RESIGNATION OR REMOVAL OF FISCAL AND PAYING AGENT

Section 5.1 Resignation or Removal. The Fiscal and Paying Agent may at any time resign from its duties hereunder by giving written notice of resignation to the Bank specifying the date on which such resignation shall become effective; provided, however, that such date shall not be less than 30 Business Days after such notice is given to the Bank. The Bank may at any time remove the Fiscal and Paying Agent by giving written notice of removal to the Fiscal and Paying Agent specifying the date on which such removal shall be effective; provided, however, that such date shall be not less than 30 Business Days after such notice is given to the Fiscal and Paying Agent. Any termination or resignation hereunder shall not affect the Fiscal and Paying Agent’s right to the payment of fees earned or charges incurred through the effective date of such termination or resignation, as the case may be. Under such circumstances, the Bank may appoint a new Fiscal and Paying Agent in respect of the Subordinated Notes or undertake to perform at the Bank any or all of the functions of the Fiscal and Paying Agent under this Agreement. The Bank shall notify, or cause the Fiscal and Paying Agent to notify, the holders of the Subordinated Notes of the appointment of any successor Fiscal and Paying Agent or the undertaking of the Bank to perform at the Bank the functions of the Fiscal and Paying Agent.

Section 5.2 Successor Fiscal and Paying Agent. Upon the effective date of such resignation or removal, the Fiscal and Paying Agent shall deliver any funds then held by it pursuant to Section 3.4(a) to the successor appointed by the Bank to serve as fiscal and paying agent for the Subordinated Notes and all liability of the Fiscal and Paying Agent with respect to such funds shall thereupon cease. The Fiscal and Paying Agent shall also provide such successor with a copy of its records relating to the Subordinated Notes as such successor shall reasonably request. However, the Fiscal and Paying Agent may retain for archival purposes copies of any records turned over. If such successor has not been appointed by the Bank by the effective date of such resignation or removal, the Fiscal and Paying Agent shall pay such funds and deliver such records to the person or persons appointed by a court of competent jurisdiction to act as fiscal and paying agent with respect to the Subordinated Notes, with the same effect as though such payment were made pursuant to Section 3.4(b). The delivery, transfer and assignment of such funds and records by the Fiscal and Paying Agent to its successor shall be sufficient, without the requirement of any additional act or the requirement of any indemnity to be given by the Fiscal and Paying Agent, to relieve the Fiscal and Paying Agent of all further responsibility for the exercise of the rights or the performance of the obligations vested in the Fiscal and Paying Agent pursuant to this Agreement.

Section 5.3 Successor by Merger, etc. Any corporation or association into which the Fiscal and Paying Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust and agency business as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor Fiscal and Paying Agent hereunder and shall be invested with all of the rights, powers, trusts, duties and obligations of the Fiscal and Paying Agent hereunder, without the execution or filing of any instrument or any further act. The Fiscal and Paying Agent shall provide notice to the Bank of any such conversion, merger, consolidation, sale or transfer as soon as practicable after the Fiscal and Paying Agent obtains knowledge that such event will occur or has occurred.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 Compensation of the Fiscal and Paying Agent. The Bank agrees to pay the Fiscal and Paying Agent compensation for all services rendered by the Fiscal and Paying Agent hereunder in such amounts and payable at such times as the Bank and the Fiscal and Paying Agent may agree to and to promptly reimburse the Fiscal and Paying Agent, for all reasonable out-of-pocket expenses (including reasonable counsel fees), disbursements and advances incurred or made by the Fiscal and Paying Agent in the performance of its duties hereunder. The obligation of the Bank pursuant to this Section 6.1 shall survive the termination of this Agreement, including any termination pursuant to any federal or state bankruptcy law, to the extent enforceable under applicable law, and the resignation or removal of the Fiscal and Paying Agent.

Section 6.2 Reliance on Opinions of Counsel or Officers’ Certificate. The Fiscal and Paying Agent shall have no liability to the Bank in respect of an action taken or omitted by the Fiscal and Paying Agent in good faith in reliance on a written opinion of its counsel including in-house counsel or an Officers’ Certificate.

Section 6.3 Notices. Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing or given via electronic media and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time.

If to the Bank:	People’s Bank
850 Main Street
Bridgeport, CT 06604
Attention: George W. Morriss
Telephone: (203) 338-7171
Telecopy: (203) 338-3600

If to the Fiscal	Bankers Trust Company
and Paying Agent:	Corporate Trust and Agency Services
Four Albany Street
Fourth Floor
New York, New York 10006
Attention: Corporate Market Services
Telephone: (212) 250-6569
Telecopy: (212) 250-6961

All notices shall be deemed given when received.

Section 6.4 Parties. Except for rights arising under Sections 2.10, 2.12, 3.4(a) and 6.8, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, shall give to any other person including, without limitation, any beneficial owner of Subordinated Notes, any benefits or any legal or equitable right, remedy or claim under this Agreement.

Section 6.5 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK:.

Section 6.6 Seperability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.7 Effect of Headings. The article and section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 6.8 Amendments: Waivers; Notices of Acceleration After Events of Default; Compliance Certificate.

(a) The Bank, when authorized by the resolutions of its Board of Directors, and the Fiscal and Paying Agent from time to time and at any time may enter into an agreement supplemental to this Agreement for one or more of the following purposes:

(i) to evidence the succession of another entity to the Bank, or successive successions, and the assumptions by the successor entity of the covenants, agreements and obligations of the Bank;

(ii) to add to the covenants of the Bank such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Notes as the Bank’s Board of Directors shall consider to be for the protection of such holders;

(iii) to cure any ambiguity or to correct or supplement any provision contained in this Agreement or in any supplemental agreement that may be defective or inconsistent with any other provision contained in this Agreement or in any supplemental agreement, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the holders of the Subordinated Notes; and

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor Fiscal and Paying Agent with respect to the Subordinated Notes and to add to or change any of the provisions of this Agreement; provided, however, that such action shall not adversely affect the interests of the holders of the Subordinated Notes.

The Fiscal and Paying Agent hereby is authorized to join with the Bank in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations that may be contained in such supplemental agreement and to accept the conveyance, transfer and assignment of any property under such supplemental agreement, but the Fiscal and Paying Agent shall not be obligated to, but may in its discretion, enter into any such supplemental agreement that affects its own rights, duties or immunities under this Agreement or otherwise.

Any supplemental agreement authorized by the provisions of this Section 6.8(a) may be executed by the Bank and the Fiscal and Paying Agent without the consent of the holders of any of the Subordinated Notes at the time outstanding notwithstanding the provisions of Section 6.8(b). Any such supplemental agreement shall be accompanied by an opinion of counsel and Officers’ Certificate to the Fiscal and Paying Agent that such supplemental agreement is authorized by the terms of this Agreement and that all conditions precedent have been satisfied.

(b) With the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Subordinated Notes at the time outstanding, the Bank, when authorized by the resolutions of its Board of Directors, and the Fiscal and Paying Agent from time to time and at any time may enter into an agreement or agreements supplemental to this Agreement for the purpose of adding any provisions to or changing in any manner any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that without the consent of the Holder of each Subordinated Note affected thereby no such supplemental agreement shall: (a) change the maturity of the principal of or any premium or any installment of interest on, any Subordinated Note, or reduce the principal amount of any Subordinated Note or any premium or interest on any Subordinated Note, or reduce the amount of principal payable upon acceleration of the maturity of any Subordinated Note, or change any place of payment where, or the coin or currency in which, any Subordinated Note or any premium or interest on any Subordinated Note is payable, or impair the right to institute suit for the enforcement of any such payment on or after its maturity, or make any change in the subordination provisions of the Subordinated Notes that adversely affects the rights of any holder of the Subordinated Notes; (b) reduce the percentage in principal amount of Subordinated Notes the consent of whose holders is required for any such supplemental agreement or the consent of whose holders is required for any waiver of compliance with certain provisions of this Agreement or certain defaults under this Agreement and their consequences provided for in this Agreement; or (c) modify the provisions of Section 6.8(f) providing for the rescinding and annulment of a declaration accelerating the maturity of the Subordinated Notes, or any of the provisions of this Section 6.8(b) or 6.8(e), except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived.

Upon request of the Bank, accompanied by a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental agreement, and upon the filing with the Fiscal and Paying Agent of evidence of the consent of the holders of the Subordinated Notes as aforesaid, the Fiscal and Paying Agent shall join with the Bank in the execution of such supplemental agreement unless such supplemental agreement affects the Fiscal and Paying Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Fiscal and Paying Agent may in its discretion, but shall not be obliged to, enter into such supplemental agreement.

It shall not be necessary for the consent of the holders of the Subordinated Notes under this Section 6.8(b) to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Any supplemental agreement entered into pursuant to this Section 6.8(b) shall be accompanied by an opinion of counsel and Officers’ Certificate to the Fiscal and Paying Agent that such supplemental agreement is authorized by the terms of this Agreement and that all conditions precedent have been satisfied.

(c) Notwithstanding any provision of this Section 6.8 to the contrary, the Bank and the Fiscal and Paying Agent shall not enter into any agreement or agreements supplemental hereto for the purpose of changing the date of maturity or the terms of subordination of any Subordinated Note unless the FDIC consents to such agreement or agreements. The Bank shall give a copy of any such consent to the Fiscal and Paying Agent promptly upon receipt thereof.

(d) Upon the execution of any supplemental agreement under this Section 6.8, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and each holder of Subordinated Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. The Bank shall transmit by mail to each holder of Subordinated Notes affected thereby a notice setting forth the general terms of any supplemental agreement executed under this Section 6.8.

(e) The Bank will promptly notify, and will provide copies of such notice to, the Fiscal and Paying Agent of the occurrence of any Event of Default (as defined in the Subordinated Notes). The Fiscal and Paying Agent, promptly after the receipt of such written notice from the Bank, or written notice from any other source, shall mail to all holders of the Subordinated Notes, at their address shown on the Security Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice. Prior to any declaration accelerating the date on which the principal of the Subordinated Notes is due and payable, the holders of 66 2/3% in aggregate principal amount of the Subordinated Notes at the time outstanding on behalf of all holders of the Subordinated Notes may waive any past Event of Default, and its consequences. Upon any such waiver, the Bank, the Fiscal and Paying Agent and the holders shall be restored to their former positions and rights under this Agreement and the Subordinated Notes; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon. Whenever any Event of Default shall have been waived as permitted by this Section 6.8(e), such Event of Default, for all purposes of the Subordinated Notes and this Agreement, shall be deemed to have been cured and to be not continuing.

(f) At any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of 66 2/3% in aggregate principal amount of the Subordinated Notes then outstanding, by written notice to the Bank and to the Fiscal and Paying Agent, may waive all past Events of Default and rescind and annul such declaration and its consequences, if:

(1) the Bank shall pay to the Fiscal and Paying Agent a sum sufficient to pay:

(A) all matured installments of interest on all the Subordinated Notes and the principal of and any premium on any and all Subordinated Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium at the rate borne by the Subordinated Notes, to the date of such payment or deposit); and

(B) all sums paid or advanced by the Fiscal and Paying Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Fiscal and Paying Agent, its agents and counsel; and

(2) any and all Events of Default with respect to the Subordinated Notes shall have been cured or waived.

No such waiver or rescission and annulment shall extend or shall affect any subsequent Event of Default or shall impair any right consequent thereon.

(g) The Bank will deliver to the Fiscal and Paying Agent, within 120 days after the end of each calendar year commencing with the first calendar year following the issuance of the Subordinated Notes, a written certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Bank, covering the period from the date of issuance of such Subordinated Notes to the end of the calendar year in which such Subordinated Notes were issued, stating, as to each signer of such certificate, that:

(1) a review of the activities of the Bank during the year and of performance under this Agreement has been made under such officer’s supervision; and

(2) to the best of such officer’s knowledge, based on such review, the Bank has fulfilled all its conditions and covenants under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to such officer and the nature and status of such default.

Section 6.9 Actions Due on Saturdays, Sundays and Holidays. If any date on which a payment, notice or other action required by this Agreement falls on other than a Business Day, then that action or payment need not be taken or made on such date, but may be taken or made on the next succeeding Business Day on which the Fiscal and Paying Agent is open for business with the same force and effect as if made on such date.

Section 6.10 Agreement to Pay Attorneys’ Fees and Other Expenses. In the event the Bank shall default under any of the provisions of this Agreement and the Fiscal and Paying Agent shall employ attorneys or incur other expenses for the enforcement or performance or observance of any such obligation or agreement, the Bank agrees that it will, on demand therefor, pay to the Fiscal and Paying Agent the reasonable fees of such attorneys and such other reasonable expenses incurred by the Fiscal and Paying Agent Notwithstanding anything herein to the contrary, the Fiscal and Paying Agent will not have any affirmative duty to seek any enforcement or remedies on behalf of the holders of the Subordinated Notes upon any occurrence of an Event of Default and has no trust or agency relationship with any of the holders of the Subordinated Notes.

Section 6.11 Survival. The Fiscal and Paying Agent’s rights to compensation, reimbursement and indemnification shall survive the termination of this Agreement, including any termination pursuant to any federal or state bankruptcy law, to the extent enforceable under applicable law.

Section 6.12 No Implied Waivers. The right of any party under any provision of this Agreement shall not be affected by its prior failure to require the performance by any other party under such provision or any other provision of this Agreement, nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision or constitute a waiver of the provision itself or any other provision.

Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof, which, when taken together, bear the signatures of each of the parties hereto, shall be delivered to each of the parties hereto.

Section 6.14 Term. This Agreement shall remain in full force and effect until the earlier to occur of (i) such time as the principal of and interest on all the Subordinated Notes shall have been paid, and (ii) the effective date of the resignation or removal of the Fiscal and Paying Agent.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth above.

PEOPLE’S BANK

By:
Name:	Dennis J. Colwell
Title:	Senior Vice President

BANKERS TRUST COMPANY

as Fiscal and Paying Agent
By:
Name:
Title:

Fiscal an Paying Agency Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first set forth above.

PEOPLE’S BANK

By:
Name:
Title:

BANKERS TRUST COMPANY

as Fiscal and Paying Agent
By:
Name:	Susan Johnson
Title:	Vice President

Fiscal an Paying Agency Agreement

EXHIBIT A

FORM OF GLOBAL NOTE

GLOBAL CERTIFICATE

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE BANK, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK AND IS NOT SECURED.

THIS 9.875% SUBORDINATED NOTE DUE NOVEMBER 15, 2010 (THIS “NOTE”) IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”), 55 WATER STREET, NEW YORK, NEW YORK, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE NOMINEE OF THE DEPOSITORY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO BANKERS TRUST COMPANY, AS FISCAL AND PAYING AGENT OR ANY DULY APPOINTED SUCCESSOR FISCAL AND PAYING AGENT (THE “FISCAL AND PAYING AGENT”), FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered	Principal Amount:	$150,000,000
No. 1	CUSIP:	710198 HE 5

PEOPLE’S BANK

9.875% Subordinated Note due 2010

1. Payment.

(a) PEOPLE’S BANK, a Connecticut state-chartered capital stock savings bank (the “Bank”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on November 15, 2010 (the “Date of Maturity”) and to pay interest thereon at the rate of 9.875% per annum (computed on the basis of a 360-day year of twelve 30-day months) from November 16, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided, on March 1 and September 1 of each year (an “Interest Payment Date”), commencing March 1, 2001, until the principal hereof is paid or made available for payment.

(b) Any payment of principal of or interest on this Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the City of New York, New York or the State of Connecticut are generally authorized or required by law or executive order to be closed.

(c) Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

2. Subordinated Notes: Noteholders: Fiscal and Paving Agency Agreement.

This Note is one of a duly authorized issue of notes of the Bank designated as 9.875% Subordinated Notes due November 15, 2010 (herein called the “Subordinated Notes”), limited in aggregate principal amount to $150,000,000. The Bank, for the benefit of the holders, from time to time of the Subordinated Notes (collectively, the “Noteholders”), has entered into a Fiscal and Paying Agency Agreement, dated as of November 16, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the “Fiscal and Paying Agency Agreement”), between the Bank and the Fiscal and Paying Agent. Reference is hereby made to the Fiscal and Paying Agency Agreement (copies of which are on file and available for inspection during normal business hours at the offices of the Fiscal and Paying Agent at Four Albany Street, Fourth Floor, New York, New York 10006, Attention: Corporate Trust and Agency Services, or at such other place or places as the Fiscal and Paying Agent shall designate by notice to the holder in whose name this Note is registered on the Security Register (as defined in Section 11 of this Note) ), for a statement of the further rights of the Noteholders and the further rights, limitations of rights, duties and indemnities thereunder of the Bank and the Fiscal and Paying Agent and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered.

3. Redemption. This Note is not subject to redemption prior to maturity and is not subject to any sinking fund.

4. Subordination. The indebtedness of the Bank evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the Bank’s obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the Federal Reserve Bank, the Federal Deposit Insurance Corporation (the “FDIC”) and any rights acquired by the FDIC as a result of loans made by the FDIC to the Bank or the purchase or guarantee of any of its assets by the FDIC, pursuant to the provisions of 12 U.S.C. 1823 (c), (d), (e), (f) or (k), whether such obligations are outstanding at this date or are hereafter incurred (except any other obligations which rank on a parity with or subordinate to the Subordinated Notes). In case of any insolvency proceeding, receivership, conservatorship, reorganization, readjustment of debts, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Bank, whether voluntary or involuntary, all obligations of the Bank (except any other obligations which rank on a parity with or subordinate

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to the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the Noteholders, together with the holders of any obligations of the Bank ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to the Subordinated Notes. Nothing herein shall impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms.

5. Consolidation. Merger and Sale of Assets. The Bank shall not consolidate with or merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(1) the continuing entity formed by such consolidation or into which the Bank is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Bank substantially as an entirety shall be a corporation, association or general partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly shall assume, by a supplemental agreement executed and delivered to the Fiscal and Paying Agent in form satisfactory to the Fiscal and Paying Agent, the due and punctual payment, of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Bank to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Bank shall have delivered to the Fiscal and Paying Agent an Officer’s Certificate stating that such consolidation, merger, conveyance, transfer or lease and supplemental agreement comply with this Section 5 and that all conditions precedent provided for in this Note relating to such transaction have been complied with.

6. Events of Default; Acceleration: Compliance Certificate. If any of the following events shall occur and be continuing (each an “Event of Default”):

(a) the Bank shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Bank or all or substantially all of its property; or

(b) a court or other governmental agency or body having jurisdiction on the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Bank or all or substantially all of the property of the Bank, or for the winding up of the affairs or business of the Bank;

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then, and in each such case, unless the principal of this Note already shall have become due and payable, the holder of this Note, by notice in writing to the Bank and to the Fiscal and Paying Agent, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. The Bank waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

The Fiscal and Paying Agent, promptly after the receipt of notice from the Bank or any other source of the occurrence of an Event of Default with respect to this Note, shall mail to all Noteholders, at their addresses shown on the Security Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice. The Fiscal and Paying Agency Agreement provides that, prior to any acceleration of this Note, the Noteholders holding 66 2/3% in aggregate principal amount of the outstanding Subordinated Notes may waive any past Event of Default. In addition, the Fiscal and Paying Agency Agreement provides that the Noteholders holding 66 2/3% in aggregate principal amount of the outstanding Subordinated Notes may rescind a declaration of acceleration of this Note before any judgment has been obtained if (i) the Bank pays the Fiscal and Paying Agent certain amounts due the Fiscal and Paying Agent plus all matured installments of principal of and interest on this Note (other than installments due by reason of acceleration) and interest on the overdue installments and (ii) all other Events of Default with respect to this Note have been cured or waived.

The Bank will deliver to the Fiscal and Paying Agent, within 120 days after the end of each calendar year commencing with the first calendar year following the issuance of the Subordinated Notes, a written certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Bank, covering the period from the date of issuance of such Subordinated Notes to the end of the calendar year in which such Subordinated Notes were issued, stating, as to each signer of such certificate, that:

(1) a review of the activities of the Bank during the year and of performance under the Fiscal and Paying Agency Agreement has been made under his supervision; and

(2) to the best of his knowledge, based on such review, the Bank has fulfilled all its conditions and covenants under the Fiscal and Paying Agency Agreement throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him and the nature and status of such default.

ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, NO PAYMENT PRIOR TO MATURITY, OR AT RETIREMENT, INCLUDING, BUT NOT LIMITED TO, A PAYMENT PURSUANT TO ACCELERATION OF MATURITY IN THE EVENT OF DEFAULT OR OTHERWISE, OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE MAY BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE FEDERAL DEPOSIT INSURANCE CORPORATION.

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IF THE HOLDER OF THIS NOTE IS A DEPOSITORY INSTITUTION, SUCH HOLDER SPECIFICALLY WAIVES, FOR SO LONG AS IT IS A NOTEHOLDER, ANY RIGHT TO OFFSET WITH RESPECT TO THE OBLIGATION EVIDENCED BY THIS NOTE AGAINST ANY FUNDS, PROPERTY OR OTHER ASSETS OF THE BANK.

7. Transfer at FDIC Direction. Notwithstanding any other provision of this Note, it is expressly understood and agreed that the FDIC, acting as receiver or conservator of the Bank or in its corporate capacity, shall have the right, in the performance of its legal duties and as part of any transaction or plan of reorganization or liquidation designed to protect or further the continued existence of the Bank or the rights of any parties or agencies with an interest in, or claim against, the Bank or its assets, to transfer or direct the transfer of the obligations of this Note to any FDIC-insured depository institution or the holding company thereof which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, interest, and premium, if any, on this Note and the due and punctual performance of all covenants and conditions hereof; and that the completion of such transfer and assumption shall serve to supersede and void any Event of Default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for substitution of the obligor, it would have occupied had no Event of Default, acceleration or subordination occurred, except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the holder, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with interest from its original due date at the rate provided for in Section 8-herein.

8. Failure to Make Payment. In the event of failure by the Bank to make any payment of principal of or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 days), the Bank will, upon demand of the holder, pay to the holder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If the Bank fails to pay such amount upon such demand, the holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Bank and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Bank.

9. Payment Procedures. Payment of the principal and interest payable on the Date of Maturity will be made by wire transfer in immediately available funds to a bank account in the United States designated by the holder of this Note, upon presentation and surrender of this Note at the office of the Fiscal and Paying Agent in New York, New York or at such other place or places as the Fiscal and Paying Agent shall designate by notice to the Noteholders, provided that this Note is presented to the Fiscal and Paying Agent in time for the Fiscal and Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Date of Maturity) shall be made by check mailed to the person entitled thereto, as such person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the holder in whose name this Note is registered at the close of business on February 15 or August 15, as the case may be

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(whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not so punctually paid or duly made available to the Fiscal and Paying Agent for payment, if any, will be paid to the holder in whose name this Note is registered at the close of business an a Special Record Date fixed by the Bank (a “Special Record Date”) notice of which shall be given to the holder not less than ten calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Date”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal of or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal.

10. Form of Payment; Maintenance of Payment Office. Payments of principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Until the date on which all of the Subordinated Notes shall have been surrendered or delivered to the Fiscal and Paying Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Subordinated Notes shall have been made available for payment and either paid or returned to the Bank as provided herein and in the Fiscal and Paying Agency Agreement, the Fiscal and Paying Agent shall at all times maintain an office or agency in the City of New York, New York where Subordinated Notes may be presented or surrendered for payment.

11. Registration of Transfer; Security Register. Except as otherwise provided on the first page hereof, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the holder in person, or by his attorney duly authorized in writing, at the office of the Fiscal and Paying Agent in the City of New York, New York. The Fiscal and Paying Agent shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Bank shall execute and the Fiscal and Paying Agent shall authenticate and deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 and is or are registered in such name or names requested by the holder. Any Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Fiscal and Paying Agent) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Fiscal and Paying Agent in form satisfactory to the Fiscal and Paying Agent, duly executed by the holder or bis attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Note is to be issued as the Fiscal and Paying Agent may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Date of Maturity.

12. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Bank or the Fiscal and Paying Agent may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence mat such tax or charge has been paid).

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13. Ownership. Prior to due presentment of this Note for registration of transfer, the Bank and the Fiscal and Paying Agent may treat the holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for the purpose of receiving payments of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Bank and the Fiscal and Paying Agent shall not be affected by any notice to the contrary.

14. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, receivership, conservatorship, reorganization, readjustment of debt; marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Bank, with all other present or future unsecured subordinated debt obligations of the Bank, except any unsecured subordinated debt which may be expressly stated to be senior to or subordinate to the Subordinated Notes.

15. Notices. All notices to the Bank under this Note shall be in writing and addressed to the Bank at 850 Main Street, Bridgeport, Connecticut 06604, Attention: George W. Morriss, Executive Vice President (Financial Group) and Chief Financial Officer, or to such other address as the Bank may notify to the holder. All notices to the Fiscal and Paying Agent shall be in writing and addressed to the Fiscal and Paying Agent at the office of the Fiscal and Paving Agent at Four Albany Street, Fourth Floor, New York, New York 10006, Attention: Corporate Trust and Agency Services. All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

16. Fiscal and Paving Agent. In acting under the Fiscal and Paying Agency Agreement, the Fiscal and Paying Agent is acting solely as the agent of the Bank and does not assume any obligation or relationship of agency or trust with the holder of this Note except mat money deposited with the Fiscal and Paying Agent will be held in trust for the benefit of the Noteholders until disbursed to the Noteholders, except as provided by the Fiscal and Paying Agency Agreement. Under the terms of the Fiscal and Paying Agency Agreement, the Bank may remove any Fiscal and Paying Agent and appoint a new Fiscal and Paying Agent in respect of the Subordinated Notes, or may remove any Fiscal and Paying Agent and undertake to perform at the Bank any or all of the functions of the Fiscal and Paying Agent under the Fiscal and Paying Agency Agreement. The Bank shall notify, or cause the Fiscal and Paying Agent to notify, the holder of this Note of the appointment of any successor Fiscal and Paying Agent or the undertaking of the Bank to perform at the Bank the functions of the Fiscal and Paying Agent.

17. Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in denominations of $100,000 or any amount in excess thereof which is a whole multiple of $1,000.

18. Modification. The Fiscal and Paying Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the holders under the Fiscal and Paying Agency Agreement at any time by the Bank with the consent of the Noteholders holding 66 2/3% in

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aggregate principal amount of the Subordinated Notes at the time outstanding. The Fiscal and Paying Agency Agreement also contains provisions permitting Noteholders holding 66 2/3% in aggregate principal amount of the Subordinated Notes at the time outstanding, on behalf of all Noteholders, to waive compliance by the Bank with certain provisions of the Fiscal and Paying Agency Agreement and past Events of Default under the Fiscal and Paying Agency Agreement and their consequences. The Fiscal and Paying Agency Agreement also provides that the Fiscal and Paying Agent and the Bank shall not enter into any agreement for the purpose of changing the Date of Maturity or the terms of subordination of any Note unless the FDIC has consented to such agreement.

19. Absolute and Unconditional Obligation of the Bank. No reference herein to the Fiscal and Paying Agency Agreement and no provisions of this Note or of the Fiscal and Paying Agency Agreement shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

20. Waiver and Consent (a) Any consent or waiver given by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b) No delay or omission of the holder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

21. Governing Law. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and its corporate seal to be hereunto affixed and attested.

PEOPLE’S BANK

By:
Name:	Dennis J. Colwell
Title:	Senior Vice President

ATTEST:

Name:	Michael J. Ciborowski
Title:	Vice President and Authorized Representative

(Corporate seal)

This is one of the Subordinated Notes referred to in the within mentioned Fiscal and Paying Agency Agreement:

BANKERS TRUST COMPANY, as Fiscal and Paying Agent

By:
Name:
Title:

Dated: November 16, 2000

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